Exhibit 10.4

Certain portions of this Exhibit 10.4 have been omitted based on a request made to the Securities and Exchange Commission for confidential treatment. The redacted non-public information in this Exhibit has been filed with the Securities and

Exchange Commission.

RENTAL AGREEMENT

(English Translation)

Licensor:	Good Merit International Enterprise Limited
Address:	Shop 9-49, LG/F, Harbour Crystal Centre, TST East, Kowloon

Licensee:	Allied Fine Development Limited

1. Premises:	Shop 9-49, LG/F, Harbour Crystal Centre, TST East, Kowloon
Duty Fee Shop, location indicated in Addendum One

2.	Licensor shall allow Licensee to sell audio products on premise, Licensee shall pay Licensor commission equal to (i) invoiced amounts, times (ii) the applicable commission rate, as follows:

Audio category 1	[***]
Audio category 2	[***]
Audio category 3	[***]

3.	In addition, Licensee may sell medicine and health products, as to which Licensor shall share revenue with Licensee as follows:

Revenue up to [***] to Licensor, [***] to Licensee

Revenue in excess of [***] to Licensor, [***] to Licensee

4.	Licensee shall make monthly payments to the Licensor equal to the greater of:

(i)	HK$110,000; or

(ii)	the amount collected by Licensor from commission from audio products and revenue sharing with Licensee [in Sections 2 and 3 above]

5.	Income from exchanging Chinese Yuan to Hong Kong Dollars will be shared equally between Licensor and Licensee.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

6.	Licensor shall pay tour guide fees, tour bus rental fees, and drivers’ compensation. Licensor shall be responsible for [***] of the above fees and expenses, Licensee shall pay its portion to Licensor by the end of each business day.

7.	Term: 2/15/2004 to 9/21/2006

8.	Licensee agrees to take over responsibilities specified in employment agreement between Licensor and audio department managers Lam Tai Long and Chan Bak Lim, starting from beginning of the term (i.e. 2/15/2004) to 6/30/2004.

9.	Licensee may provide a six-month notice in writing before lease expiration date to extend term for another three years to 9/21/2009. Other terms remain the same, and the lease rate shall be the higher of:

(A)	HK$143,000.00; or

(B)	The amount collected by Licensor from commission from audio products and revenue sharing with Licensee [in Sections 2 and 3 above]

10.	(i) Monthly rent payments and (ii) profits from currency exchange, must be paid on or before the 5th and the 20th day of each month. In the event of a failure to timely make these payments, Licensor shall have the right to cancel the Space Rental Agreement.

11.	Upon execution of the Space Rental Agreement, Licensee must pay a deposit of HK$220,000, and a minimum monthly rental payment of HK$110,000. The deposit shall be returned to Licensee without accrued interest within thirty days after expiration of the lease.

12.	Remodeling expenses shall be paid by Licensor. Licensee, before the beginning of the term, shall reimburse Licensor in six equal monthly payments during the first six months of the lease. If the actual term is shorter than six months, Licensee shall pay a prorated share to Licensor. Upon expiration or termination of the lease, Licensee shall return rental space to Licensor in its current condition.

13.	Expenses for electricity, central air-conditioning, management fee, and government rates shall be paid by Licensor. All operational expenses, including salaries and wages, shall be paid by Licensee.

14.	Licensee shall not sublet part or entire of the Premises to a third party.

15.	Licensee shall sell audio products, health products and medicine as mutually agreed by both parties; Licensor shall not sell audio products. Furthermore, Licensor may sell only medicine and health products that do not negatively impart revenue to Licensee.

16.	If pricing set by Licensor shall negatively affect revenue to Licensee and the Duty Free Shop, Licensee may disapprove of the pricing set by Licensor.

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.

17.	Employees hired by Licensor must obey operational rules set by the Duty Free Shop. Otherwise, Licensee reserves the right to disallow such employee to enter the Premises, and Licensor must hire a replacement.

18.	Operation hours shall be 10am to 8pm. Licensee must receive approval from Licensor to alter the hours of operation.

19.	Licensor shall not be responsible for any loss of personal property that belongs to Licensee.

20.	Licensee shall be solely responsible for any legal duty that arises from business operations of the Licensee, including product liability or liability for personal injuries. Licensee agrees to pay Licensor any bail from lawsuits due to injuries and damages.

21.	Licensee, without consent from Licensor, shall not remodel or change any configuration of the Premises.

22.	This agreement is not a rental agreement, and does not cause any “landlord tenant” relationship.

23.	If a party breaches this agreement, or violate the laws of Hong Kong, the other party may terminate this agreement in writing.

24.	During the term of this agreement, if Licensor open another retail store with the same or similar business model (i.e. mainly to attract customers from tour groups), Licensee has a right of first offer to enter into any agreement with Licensor regarding the sale of audio products. Both parties may negotiate the terms of any agreements relating to the sale of medicine and health products.

25.	Any Stamp Duty payable on this Agreement shall be equally shared by Licensor and Licensee.

Agreement must be signed as valid:

Licensor:	Licensee:

Good Merit International Enterprise Limited	Allied Fine Development Limited

[signature]	[signature]

CONFIDENTIAL TREATMENT REQUESTED BY ASIAMART, INC.